SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A
                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                               CirTran Corporation
             (Exact name of registrant as specified in its charter)

             Nevada                                     68-0121636
     (State of incorporation)               (I.R.S. Employer Identification No.)

                              4125 South 6000 West
                          West Valley City, Utah 84128
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered
       -------------------                  ------------------------------

               None                                  Not Applicable

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

         Securities Act registration statement file number to which this form relates: Not Applicable


        Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 Par Value
                                (Title of class)

                 Information Required in Registration Statement


Item 1.  Description of Registrant's Securities to be Registered.

         Registrant incorporates by reference the description of Registrant's Common Stock, $0.001 par value, set forth in Registrant's Registration Statement on Form S-8 (File number 333-65932) filed with the Securities and Exchange Commission on July 26, 2001 under the caption "Description of Securities."

Item 2.  Exhibits.

         The following exhibits are filed as a part of this registration statement:

         Exhibit No.                   Description of Exhibit

                1 Articles of Incorporation, as amended (previously filed as Exhibit No. 2 to the Registrant's 8-K
                              dated   July  1,   2000,   Commission   File   No.
                              33-13674-LA)

                 2 Bylaws (previously filed as Exhibit No. 3 to the Registrant's 8-K dated July 1, 2000, Commission File No. 33-13674-LA, and incorporated herein by reference).



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                          CIRTRAN CORPORATION


                                          By: /s/   Iehab J. Hawatmeh, President

         Dated: February 28, 2002